EXHIBIT 99.4

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 13D
UNDER THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1) ISRAMCO, INC. (Name of Issuer) Common Stock, par value $.01 per share (Title of Class of Securities)

465141109 CUSIP Number) Dale A. Schreiber, Esq. Proskauer Rose Goetz & Mendelsohn LLP 1585 Broadway New York, New York 10036 (212) 969-3000
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications) January 2, 1996
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b) (3) or (4), check the following box: ☐

Check the following box if a fee is being paid with the statement: ☐

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	J.O.E.L. Jerusalem Oil Exploration Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	WC
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	14,648,725 shares
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	14,648,725 shares
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	14,648,725 shares
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	46.2%
14)	Type of Reporting Person	CO

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Pass-Port Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Israel Credit Lines (Central) Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	Israel Credit Lines Complementary Financial Services Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	K.U. Limited Partnership (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	PN

CUSIP No. 465141109

1)	Name of Reporting Person S.S. or I.R.S. Identification No. of Above Person	K.U. United Holdings Ltd. (Intentionally Omitted)
2)	Check the Appropriate Box if a Member of a Group	(a) ☐ (b) ☐
3)	SEC Use Only
4)	Source of Funds	N/A
5)	Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)	☐
6)	Citizenship or Place of Organization	Israel

Number of Shares Beneficially Owned by Reporting Person with	7)	Sole Voting Power	-0-
	8)	Shared Voting Power	-0-
	9)	Sole Dispositive Power	-0-
	10)	Snared Dispositive Power	-0-

11)	Aggregate Amount Beneficially Owned By Each Reporting Person	-0-
12)	Check box if the Aggregate Amount in Row (11) Excludes Certain Shares	☐
13)	Percent of Class Represented by Amount in Row (11)	N/A
14)	Type of Reporting Person	CO

Items 2,3,4,5,6 and 7 of the Schedule 13D filed with the Securities and Exchange Commission on September 20, 1995 (the “Schedule 13D”), relating to the common stock, par value $.01 per share, of Isramco, Inc., are hereby amended by adding thereto the information set forth below. All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Schedule 13D.

Item 2.	Identity and Background.

Item 2 of the Schedule 13D is hereby amended to include the following information:

This Amendment No. 1 to the Schedule 13D is being filed by (i) JOEL, (ii) Pass-Port, (iii) ICL, (iv) Credit Lines, (v) K.U. Limited Partnership, an Israeli limited partnership (the “Partnership”), and (vi) K.U. United Holdings Ltd., an Israeli corporation (the “General Partner” and, together with JOEL, Pass-Port, ICL, Credit Lines and the Partnership, the “Reporting Persons”). The business address of the Partnership and the General Partner is 4 Hataasia Street, Tel Aviv, Israel. The principal business of the Partnership is to hold shares of Pass-Port and related matters, as described herein. The principal business of the General Partner is to manage the Partnership and its business.

On November 30, 1995, Credit Lines and ICL entered into an agreement (the “Sale Agreement”) with United Kingsway Ltd. (“Kingsway”) whereby ICL agreed to sell 14.5% of the outstanding capital stock of Pass-Port to Kingsway, resulting in the ownership by each of ICL and Kingsway of approximately 19.8% of the outstanding capital stock of Pass-Port. The Sale Agreement also provides for the contribution by each of ICL and Kingsway of all of their stock in Pass-Port to the Partnership. The General Partner is the general partner, and Rami-Ben Nathan and Dov Fishler, as trustees for Kingsway, and ICL are limited partners, of the Partnership. The General Partner is owned (i) 50% by ICL and (ii) 50% by Rami Ben-Nathan, as trustee for Kingsway.

On January 4, 1996, the transactions contemplated by the Sale Agreement were consummated and the Limited Partnership Agreement (the “Partnership Agreement”) relating to the organization of the Partnership became effective.

As a result of the foregoing, the Partnership, the General Partner and ICL and Kingsway (as the two stockholders of the General Partner) may be deemed to control Pass-Port and JOEL.

Information concerning the directors and executive officers of JOEL set forth on Schedule A to the Schedule 13D is hereby amended in its entirety and, as so amended, is set forth on Schedule A hereto.

Information concerning the directors and executive officers of Pass-Port set forth on Schedule B to the Schedule 13D is hereby amended in its entirety and, as so amended, is set forth on Schedule B hereto.

Information concerning the directors and executive officers of ICL set forth on Schedule C to the Schedule 13D is hereby amended in its entirety and, as so amended, is set forth on Schedule C hereto.

Information concerning the directors and executive officers of Credit Lines set forth on Schedule D to the Schedule 13D is hereby amended in its entirety and, as so amended, is set forth on Schedule D hereto.

Information concerning the directors and executive officers of the General Partner is set forth on Schedule E hereto.

Information concerning the directors and executive officers of Kingsway is set forth on Schedule F hereto.

Each of the directors and executive officers of JOEL, Pass-Port, ICL, Credit Lines, the General Partner and Kingsway listed on Schedules A, B, C, D, E and F hereto, respectively, is a citizen of Israel unless otherwise indicated on the Schedules.

During the last five years, the directors and executive officers of JOEL, Pass-Port, ICL, Credit Lines, the General Partner and Kingsway listed on Schedules A, B, C, D, E and F hereto, respectively, have not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in his having been or being subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities law or finding any violation with respect to such laws.

Information with respect to each Reporting Person and any person controlling such Reporting Person is given solely by such Reporting Person, and none of the Reporting Persons has responsibility for the accuracy or completeness of information supplied by any other Reporting Person.

Item 3.	Source and Amount of Funds.

Item 3 of the Schedule 13D is hereby amended to include the following information:

JOEL purchased an aggregate of 327,300 shares of Common Stock for an aggregate purchase price of $226,225 (excluding commissions) in a number of transactions from December 10, 1995 through January __, 1996. The source of the funds used for such purchases was JOEL’s working capital.

Item 4.	Purpose of Transaction.

Item 4 of the Schedule 13D is hereby amended to include the following information:

On November 3, 1995, Natan Schwartz was elected to the Board of Directors of the Issuer as a designee of JOEL.

At a meeting of the Board of Directors of the Issuer held on January 8, 1996, Yitzhak Shavit and Haim Tsuff were elected to the Board of Directors of the Issuer as designees of JOEL. At the same meeting, Joseph Elmaleh and Danny Toledano resigned as directors of Isramco Oil & Gas Ltd. (“IOG”), a subsidiary of the Issuer, and Natan Schwartz and Haim Tsuff were elected as directors of IOG.

Item 5.	Interest in Securities of the Issuer.

Item 5 of the Schedule 13D is hereby amended to include the following information:

Since the date of the filing of the Schedule 13D through January __, 1996, JOEL purchased an aggregate of 327,300 shares of Common Stock in the over-the counter market. All transactions during the period since the filing of the Schedule 13D are set forth below:

Date of	Purchase	Number of Shares	Price
Transaction	or Sale	of Common Stock	Per Share

12/10/95	Purchase	8,000	17/32
12/12/95	Purchase	4,000	9/16
12/13/95	Purchase	4,000	19/32
12/13/95	Purchase	26,000	5/8
12/14/95	Purchase	60,000	5/8
12/19/95	Purchase	41,000	5/8
12/21/95	Purchase	22,000	21/32
12/22/95	Purchase	10,000	3/4
12/27/95	Purchase	15,000	3/4
12/28/95	Purchase	28,000	25/32
12/29/95	Purchase	30,000	25/32
01/02/96	Purchase	59,300	3/4
01/05/96	Purchase	20,000	3/4

Reference is also made to Item 2 with respect to transactions in the securities of Pass-Port. Other than as set forth herein, none of the Reporting Persons has engaged in any transactions in the Common Stock during the period since the filing of the Schedule 13D.

As of January __, 1996, JOEL owned 9,648,725 shares of Common Stock, representing 36.1% of the outstanding shares of Common Stock. In addition, JOEL owns 2,500,000 Class A Warrants of the Issuer, each of which entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2 per share until April 16, 1996, and 2,500,000 Class B Warrants of the Issuer, each of which entities the holder thereof to purchase one share of Common Stock at an exercise price of $4 per share until April 16, 1996. Accordingly, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, JOEL may be deemed to be the beneficial owner of 14,648,725 shares of Common Stock, representing 46.2% of the Common Stock. None of the other Reporting Persons owns any securities of the Issuer.

Item 6.	Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

Item 6 of the Schedule 13D is hereby amended to include the following information:

The Partnership Agreement provides that the General Partner shall have full control over the management of the business of the Partnership, including the manner of voting of securities owned directly or indirectly by the Partnership. The Partnership Agreement also provides that the General Partner will cause to be elected to the Board of Directors of Pass-Port, and any corporation directly or indirectly controlled by Pass-Port, an equal number of candidates nominated by Credit Lines and Kingsway, the limited partners of the Partnership. The Partnership Agreement also provides that the limited partners of the Partnership shall not increase their current holdings in securities of Pass-Port or of any corporation directly or indirectly controlled by Pass-Port, without the approval of the parties to the Partnership Agreement. Reference is made to the Partnership Agreement which is annexed as an exhibit hereto and which is incorporated herein by reference.

Item 7.	Materials to be filed as Exhibits

Exhibit 4 - Joint Filing Agreement

Exhibit 5 - Sale Agreement dated November 30, 1995 by and among ICL, Credit Lines and Kingsway.

Exhibit 6 - Limited Partnership Agreement dated January 4, 1996, by and among ICL, Credit Lines and Kingsway.

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person or entity whose signature appears below constitutes and appoints Yuval Ran and David David, and each of them, its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all amendments to this Statement on Schedule 13D and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in -fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them. or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

J.O.E.L. JERUSALEM OIL EXPLORATION LTD.

January 19, 1996	By:	/s/ David David
David David
Chairman of the Board and
Chief Executive Officer

PASS-PORT LTD.

January 19, 1996	By:	/s/ Haim Tsuff
Haim Tsuff
Chairman of the Board

ISRAEL CREDIT LINES (CENTRAL) LTD.

January 19, 1996	By:	/s/ Yuval Ran
Yuval Ran
Chairman of the Board and
Chief Executive Officer

ISRAEL CREDIT LINES COMPLEMENTARY FINANCIAL
SERVICES, LTD.

January 19, 1996	By:	/s/ Yuval Ran
Yuval Ran
Chariman of the Board and
Chief Executive Officer

K.U. LIMITED PARTNERSHIP

By:	K.U. UNITED HOLDINGS LTD. general partner

January 19, 1996	By:	/s/ Haim Tsuff
Name: Haim Tsuff
Title: Director

January 19, 1996	By:	/s/ Yuval Ran
Name: Yuval Ran
Title: Director

K.U. UNITED HOLDINGS LTD.

January 19, 1996	By:	/s/ Haim Tsuff
Name: Haim Tsuff
Title: Director

January 19, 1996	By:	/s/ Yuval Ran
Name: Yuval Ran
Title: Director

SCHEDULE A
DIRECTORS AND EXECUTIVE OFFICERS
OF
J.O.E.L. JERUSALEM OIL EXPLORATION LTD.

DAVID DAVID
Chairman of the Board and Chief Executive Officer
7 Tidhar Street, Ramat-Efal, Israel
Chief Executive Officer of Pass-Port Ltd.

NATHAN TURNER
Director
23 Yehuda Hanasi Street, Tel-Aviv, Israel
Director of the Prime Group Companies (financial services)

AMNON HALPER
Director
9 Kashani Street, Ramat-Aviv, Tel-Aviv, Israel
General Manager of Export Companies

YOAV RAN
Director
7 Anatot Street, Tel-Aviv, Israel
General Manager of the Israeli Liability Co. Ltd.

NOAH LANDNER
Director
15 Ochmanit Street, Ramat Efal, Israel
Attorney

MICHAL MALCAH
Director
57 Tagor Street, Ramat Aviv, Tel Aviv, Israel
Trainee at Attorney’s office

YIGAL ELHADAD
Director
90 Herbert Samuel Street, Hadera, Israel
Accountant, director of Polygon Co., a textile company

A-1

ARIE PERL
Director
41 Alexander Zeid Street, Naveh Oz, Petach Tikva, Israel
Manager of several companies; director of Polygon Co., a textile company

JACOB EPHRATI
Director
18 David Niv Street, Pisgat Zeev, Jerusalem, Israel
Treasurer of the Municipality of Jerusalem; director of the following companies:
Moria Jerusalem Development Co. Ltd., Administration and Finance Company of the Local Government Ltd.,
Mifal Hapais Ltd, Benienei Hauma Ltd., Jerusalem Zoo Ltd. and the Jerusalem Development Authorities Ltd.

BARUCH KIRSHSTEIN
Director
10 Alfassi Street, Jerusalem, Israel
General Manager of B. Kirshstein Ltd.

A-2

SCHEDULE B
DIRECTORS AND EXECUTIVE OFFICERS
OF
PASS-PORT LTD.

HAIM TSUFF
Chairman of the Board
12 Haporzim Street, Petach Tikva, Israel
Manager of several companies
Citizen of Israel and the Netherlands

DAVID DAVID
Chief Executive Officer
7 Tidhar Street, Ramat-Efal, Israel
Chairman of the Board and Chief Executive Officer of J.O.E.L. Jerusalem Oil Exploration Ltd.

EPHY MAGEN
Director
37 Anatot Street, Tel-Aviv, Israel
Building contractor manager of Promot Building Co. Ltd.

JACOB MALCHA
Director
34 Nordau Street, Petach Tikva, Israel
Attorney; director of Polygon Co., a textile company

MICHAEL VALDAN
Director
35 Burla Street, Tel-Aviv, Israel
Advisor in the field of chemistry and petro-chemistry in Israel and abroad

B-1

SCHEDULE C
DIRECTORS AND EXECUTIVE OFFICERS OF
ISRAEL CREDIT LINES (CENTRAL) LTD.

YUVAL RAN
Chairman of the Board and Chief Executive Officer
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Management of the Prime and Promote Group of Companies

NATHAN TURNER
Director
23 Yehuda Hanasi Street, Tel-Aviv, Israel
Director of the Prime Group Companies (financial services)

AVRAHAM GOLDRICH
Director
11/B Pomorock Street, Tel-Aviv, Israel
Management of the Prime and Promote Group of Companies (financial services) and the Goldrich Group of Companies

NATHAN SCHWARTZ
Director
10 Harechasim Street, Ramat-Gav, Israel
Management of the Prime and Promote Group of Companies (financial services)

C-1

SCHEDULE D
DIRECTORS AND EXECUTIVE OFFICERS
OF
ISRAEL CREDIT LINES COMPLEMENTARY FINANCIAL SERVICES LTD.

YUVAL RAN
Chairman of the Board and Chief Executive Officer
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Management of the Prime and Promote Group of Companies (financial services)

ISRAEL KRIGER
Director
5 Haagur Street, Ramat-Hasharon, Israel
Manager of the Berl Katsnelson Foundation

OFFER FEINSHTEIN
Director
20 Hamery St Givataim
Supervisor of exchange activities of Israel Complementary Financial Services Ltd.

AVRAHAM GOLDRICH
Director
11/B Pomorock Street, Tel-Aviv, Israel
Management of the Prime and Promote Group of Companies (financial services) and the Goldrich Group of Companies (investments)

ABRAHAM BRENER
Director
54 Pinkas Street, Tel-Aviv, Israel
Financial Advisor, Chairman of the Board of the Israel-American Bank Ltd.

D-1

SCHEDULE E
DIRECTORS AND EXECUTIVE OFFICERS
OF
K.U. UNITED HOLDINGS LTD.

YUVAL RAN
Director
9 Barazani Street, Ramat-Aviv, Tel-Aviv, Israel
Chairman of the Board and Chief Executive Officer of Israel Credit Lines (Central) Ltd. and
Israel Credit Lines Complementary Financial Services Ltd.;
Management of the Prime and Promote Group of Companies

HAIM TSUFF
Director
12 Haporzim Street, Petach Tikva, Israel
Manager of several companies
Citizen of Israel and the Netherlands

E-1

SCHEDULE F
DIRECTORS AND EXECUTIVE OFFICERS
OF
UNITED KINGSWAY LTD.

HAIM TSUFF
Director
12 Haporzim Street, Petach Tikva, Israel
Manager of several companies
Citizen of Israel and the Netherlands

ROBERT JEAN ERCKENS
1 Avenue Des Tourterellef 1950, Krainem, Belgium
Manager of several shipping companies
Citizen of Belgium

F-1